Exhibit 99.1

FOR IMMEDIATE WORLDWIDE RELEASE

For Further Information, Contact:

Investor Contact:

Mark Namaroff

Director of Investor Relations

(978) 326-4058

investorrelations@analogic.com

Analogic Announces Plan to Streamline its Global Business

PEABODY, Mass. (May 13, 2013) – Analogic Corporation (Nasdaq:ALOG), enabling the world’s medical imaging and aviation security technology, today announced a plan of restructuring to streamline its business and realize synergies following the acquisition of Ultrasonix Medical Corporation, and to further optimize its overall operational footprint.

The restructuring plan involves several elements, including the closure of an ultrasound transducer operation in Englewood, Colorado, and the consolidation of those activities with our existing ultrasound transducer operation in State College, Pennsylvania. In addition to this restructuring plan, we are in the process of consolidating manufacturing and certain support functions currently conducted at the Ultrasonix facility in Vancouver, Canada, with our other facilities. These activities will impact approximately 140 employees worldwide, principally in Englewood, Colorado and Vancouver, Canada.

We expect to complete these transitions by the end of fiscal 2014 and expect to incur total pre-tax charges of approximately $5 million. Of this amount, we expect to incur charges of $0.5 million in the third quarter of fiscal 2013, $3.5 million in the fourth quarter of fiscal 2013, and $1 million throughout fiscal 2014. The actions are expected to result in annual savings of over $6 million, a portion of which we expect beginning in fiscal 2014.

Jim Green, president and CEO, commented, “These restructuring activities are consistent with our ongoing strategy of leveraging our existing operational footprint and aligning our operations with our strategic objectives. Our Vancouver, Canada site will remain as the advanced development center for point-of-care ultrasound. The cost savings from these activities will enable ongoing investment in our advanced technologies while continuing to support our stated multi-year operating margin goals.”

Michael Levitz, senior vice president and CFO, will discuss these restructuring activities during the Company’s presentation to investors at the Bank of America Merrill Lynch 2013 Health Care Conference in Las Vegas, Nevada, on Tuesday, May 14. The presentation with question-and-answer session is scheduled to begin at 4:00 p.m. ET (1:00 p.m. PT) and will be webcast live. To view the presentation live or archived, please visit http://investor.analogic.com.

Forward-Looking Statements

Any statements about future expectations, plans, and prospects for the Company, including statements containing the words “believes,” “anticipates,” “plans,” “expects,” and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including risks relating to product development and commercialization, limited demand for the Company’s products, limited number of customers, risks associated with competition, uncertainties associated with regulatory agency approvals, competitive pricing pressures, downturns in the economy, the risk of potential intellectual property litigation, and other factors discussed in our most recent quarterly report filed with the Securities and Exchange Commission. In addition, the forward-looking statements included in this presentation represent the Company’s views as of the date of this document. While the Company anticipates that subsequent events and developments will cause the Company’s views to change, the Company specifically disclaims any obligation to update these forward-looking statements. These forward-looking statements should not be relied upon as representing the Company’s views as of any later date.

About Analogic

Analogic (Nasdaq:ALOG) provides leading-edge healthcare and security technology solutions to advance the practice of medicine and save lives. We are recognized around the world for advanced imaging systems and technology that enable computed tomography (CT), ultrasound, digital mammography, and magnetic resonance imaging (MRI), as well as automated threat detection for aviation security. Our CT, MRI, digital mammography, and ultrasound transducer products are sold to original equipment manufacturers (OEMs), providing state-of-the-art capability and enabling them to enter new markets and expand their existing market presence. Our market-leading BK Medical and Ultrasonix branded ultrasound systems, used in procedure-driven markets such as urology, surgery, and point-of-care, are sold to clinical end users through our direct sales force. For over 40 years we’ve enabled customers to thrive, improving the health and enhancing the safety of people around the world. Analogic is headquartered just north of Boston, Massachusetts. For more information, visit www.analogic.com.

Analogic is a registered trademark of Analogic Corporation.

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